Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the InterLok Key Management Inc. Securities and Exchange Form 8K dated on or about January 6, 2017 of our report dated October 19, 2016, with respect to the balance sheets of InterLok Key Management LLC as of December 31, 2015 and 2014, and the related statements of operations, changes in member’ equity and cash flows for the years then ended.

/s/ DeCoria, Maichel & Teague, P.S. Spokane, Washington

January 6, 2017